SALARY CONTINUATION AGREEMENT

         This Agreement, dated the 22nd day of August, 2001, between Agrilink Foods, Inc., a New York corporation (the "Employer"), with offices at 90 Linden Place, Rochester, New York 14625, and Dennis M. Mullen (the "Employee"), residing at 15 Merry Creek Crossing, Pittsford, New York 14534.

         WHEREAS, the Employer employs the Employee, and the Employee shall serve as the Employer's president and chief executive officer, and

         WHEREAS, the Employer and Employee wish to provide for the continuation of the Employee's salary in certain events of termination of employment,

         NOW, THEREFORE, the parties agree as follows:

                  1. CONSIDERATION. The parties hereby acknowledge that this Agreement is entered into for good and sufficient consideration, the receipt of which is hereby acknowledged by each of the parties.

                  2.       COMPENSATION AND BENEFITS.

                           (a)      Salary.  As compensation for services of the
Employee, the Employer shall pay to the Employee an annual salary determined from time to time by the Board of Directors of the Employer, in accordance with its compensation policies.

                           (b)      Incentive  Compensation. In addition, the
Employee shall participate in, and shall be entitled to, additional compensation under the Employer's Management Incentive Plan at an entitlement rate to be determined from time to time by the Board of Directors of the Employer, in accordance with its compensation policies.

                           (c)      Benefits.  The  Employee  shall  be entitled
to receive health insurance, disability insurance, and all other employee benefits consistent with the Employer's employee benefit policies for executives as determined from time to time by the Board of Directors of the Employer. Notwithstanding the foregoing, the Employee expressly acknowledges that the salary continuation benefits under this Agreement are provided in lieu of any other severance arrangements normally provided by the Employer to its executive employees.

                           (d)      For purposes of this Agreement, the
Employee's "Salary" shall mean the sum of (i) the Employee's annual salary, as then in place at the time of such determination, and (ii) the average Management Incentive Program award received by the Employee for the two (2) most recently completed fiscal years of the Employer.

                  3.       TERMINATION.

                           (a)      Death. If the Employee dies during
employment with the Employer, the Employer shall continue the Employee's salary, defined in Section 2(d), for a period of twenty-four (24) months. Such salary continuation payments are in addition to all life insurance benefits the Employee is entitled to receive under any life insurance policies provided to the Employee pursuant to Section 2(c). The Employer may, in its sole discretion, acquire a life insurance policy or policies to fund any obligation it may have under this Section 3(a). Such salary continuation payments shall be paid to the Employee's spouse.

                           (b)      Disability.  If the  Employee  becomes
disabled due to a physical or mental disability, the Employer shall continue the Employee's salary, as defined in Section 2(d), for a period of twenty-four
(24) months from the date of the Employee's disability; provided, however, that such salary continuation payments shall be offset by the amount, if any, which the Employee shall receive under any short-term or long-term program of the Employer. The Employer may, in its sole discretion, acquire a disability policy or policies to fund any obligation it may have under this Section 3(b). For purposes of this Section 3(b), the Employee shall be deemed disabled if the Board of Directors of the Employer shall in good faith find, on the basis of medical evidence submitted to it, that the Employee suffers from a mental or physical condition or impairment which precludes the resumption of his usual and customary duties, and if such impairment or condition is likely to last for period of more than six (6) months. In the event of a disability, the Employee's Salary shall be determined as of the date of the onset of the Employee's disability and the twenty-four (24) month salary continuation period shall be measured from the date of the onset of the Employee's disability.

                           (c)      Termination  Without  Cause.  The Employer
may terminate the Employee without cause. For purposes of this Agreement, the term "cause" shall have the meaning set forth in Section 3(d) hereof. In the event the Employer terminates the Employee without cause, the Employer shall continue the Employee's salary, as defined in Section 2(d), for a period of twenty-four (24) months.

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                           (d)      Termination  for Cause.  The  Employer  may
terminate the Employee for cause. For purposes of this Agreement, the Employer shall have cause to terminate the Employee in the event of (a) the willful and continued failure or refusal by the Employee to substantially perform his duties with Agrilink Foods (other than any such failure resulting from termination for Good Reason), after a demand for substantial performance is delivered to the executive that specifically identifies the manner in which Agrilink Foods, Inc. believes that the executive has not substantially performed his duties, if the executive fails to resume substantial performance of his duties on a continuous basis for fourteen (14) days on receiving such demand, (b) willful and gross misconduct on the part of the executive that is materially and demonstrably detrimental to Agrilink Foods, Inc.; or (c) the commission by the executive of one or more acts which constitute an indictable felony under United States federal, state, or local law. "Cause" under (a), (b) or (c) shall be determined in good faith by a written resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of all the Directors of Agrilink Foods, Inc. at a meeting duly called and held for that purpose after reasonable notice to the Employee and opportunity for the Employee and his legal counsel to be heard. In the event the Employee is terminated for cause, the Employer shall have no further obligation under this Agreement.

                           (e)      Voluntary  Termination By the Employee.  The
Employee may terminate employment voluntarily upon reasonable notice to the Employer. If the Employee terminates employment voluntarily, the Employer shall have no further obligation under this Agreement.

                  4.       NON-COMPETITION

         With the exception of benefits being paid or payable to the Employee due to a Termination following a Change of Control under Section 5 hereunder, if when the Employee is receiving, or may be entitled to receive, a benefit hereunder, the Employee engages in Competition with the Company (without prior authorization given by the Committee in writing), payments thereafter payable hereunder to the Employee will, at the discretion of the Committee, be forfeited and the Company will have no further obligation hereunder to the Employee. For purposes of this Section 4, "Competition with the Company" shall occur if, before or after termination of employment, the Employee directly or indirectly comes to own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any other manner with, any business which, in the judgment of the Board of Directors of the Company, is in substantial competition with the Company (unless the Employee has first obtained the Board's prior written consent).

                  5.       CHANGE OF CONTROL.

                           (a)      Notwithstanding the provisions of Section 3,
in the event of a Termination, as defined below, of the Employee within two (2) years after a Change of Control, as defined below, the Employer shall continue the Employee's Salary as defined in Section 2(d), for a period of twenty-four
(24) months.

                           (b)      Termination.  For  purposes of this Section
5, "Termination" shall mean (i) termination by the Employer of the employment of the Employee for any reason other than on account of the Employee's death, disability, or for cause, as defined in Section 3(d), or (ii) resignation of the Employee for Good Reason, as defined below.

                           (c)      Change of Control.  For purposes of this
Section 5, a Change of Control shall be deemed to have occurred if (i) anyone other than Pro-Fac Cooperative, Inc. or any of its affiliates, including a "group" (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "1934 Act") becomes the "beneficial owner" (within the meaning of Section 13(d)(3) under the 1934 Act) of a majority of the common stock of the Employer; or (ii) the Employer is a party to a merger, consolidation, or other business combination in which it is not the surviving corporation, or sells or transfers all of a major portion of its assets to any other person (any of the foregoing constituting a "Business Combination"); or (iii) as a result of, or in connection with, any cash tender or exchange offer, purchase of stock, Business Combination, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Employer before the Transaction shall cease to constitute a majority of the Board of Directors of the Employer or any Successor Corporation. "Successor Corporation" means the surviving, resulting or transferee corporation in a Business Combination, or if such corporation is a direct or indirect subsidiary of another corporation, the parent corporation of such surviving, resulting or transferee corporation.

                           (d)      Good  Reason.  For  purposes of this Section
5, "Good  Reason"  shall mean the occurrence  of  one  of the  following events:
(i)  the  assignment  of the  Employee  to any  duties  materially inconsistent

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with the Employee's  positions,  duties,  responsibilities  and status with the
Employer immediately prior to the occurrence of a Change of Control; or (ii) a reduction in the Employee's annual salary or annual incentive opportunity; or (iii) the Employer requires the Employee to be based anywhere other than his office location immediately preceding the occurrence of the Change of Control or one of the principal executive offices of the Employer; or (iv) the liquidation, dissolution, consolidation or merger of the Employer or transfer of all or a significant portion of its assets, unless a successor or successors (by merger, consolidation, or otherwise) to which all or a significant portion of the Employer's assets have been transferred assumes all duties and obligations of the Employer under this Agreement. The Employee's right to terminate employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness. The Employee's continued employment shall not constitute a consent to or waiver of rights with respect to any circumstances constituting Good Reason herein.

                  6. BENEFITS In the event the Employee is entitled to salary continuation payments under the provisions of subsection (a), (b), or (c) of
Section 3 or under the provisions of Section 5, the Employer shall continue to provide to the Employee during the period of such salary continuation payments all welfare benefits on the same terms and conditions as the Employer is providing such benefits to its executive employees under its employee benefit policies for executives. For purposes of this Section 6, welfare benefits shall include, by way of example and not limitation, health insurance benefits, life insurance benefits, disability insurance benefits, and the like, and shall exclude, by way of example, and not limitation, participation in any defined benefit plan, defined contribution plan, ss.401(k) plan, or non-qualified deferred compensation plan.

7.       MISCELLANEOUS.

                           (a)      Unfunded Plan.  This Agreement  shall not
require the Employer to segregate any assets with respect to the benefits which may be paid under it. Neither the Employer nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under this Agreement. Any liability of the Employer shall be based solely upon the contractual obligations created by this Agreement and no such obligations shall be deemed to be secured by any pledge or an encumbrance on any property of the Employer.

                           (b)      Termination and Amendment.  This  Agreement
shall remain in effect until such time as the Board of Directors elects to terminate or amend the Agreement; provided, however, that in the event of a Termination as defined in Sections 3 or 5 above, of the Employee within two (2) years after the termination or amendment of the Agreement, the Employer shall continue the Employee's Salary as defined in Section 2(d), for a period of twenty-four (24) months.

                           (c)      Governing  Law.  This  Agreement  shall be
governed by the laws of the State of New York.


         IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.

                                   AGRILINK FOODS, INC.

                                   By:      /s/ Bruce Fox

                                   Title:   President